INVESTMENT COMPANY BLANKET BOND
NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA
(A stock Insurance Company, herein Called the Underwriter)
DECLARATIONS
Item 1.
Name of Insured
Pennsylvania Avenue Funds
BOND NUMBER
Principal Address:
Suite 8037C
6214299
4201 Massachusetts Avenue N.W.
Washington DC 20016
(Herein called the Insured)
Item 2.
Bond Period from 12:01 a.m. on 11/21/2006 to 12:01 a.m. on 11/21/2007
The effective date of the termination or cancellation of this bond, standard time at the Principal Address as to each of the said dates.
Item 3.
Limit of Liability –
Subject to Section 9, 10, and 12 hereof:
Limit of Liability
Deductible Amount
Insuring Agreement A – FIDELITY
$100,000
$0
Insuring Agreement B – AUDIT EXPENSE
Not Covered
Not Covered
Insuring Agreement C – ON PREMISES
Not Covered
Not Covered
Insuring Agreement D – IN TRANSIT
Not Covered
Not Covered
Insuring Agreement E – FORGERY OR ALTERATION
Not Covered
Not Covered
Insuring Agreement F – SECURITIES
Not Covered
Not Covered
Insuring Agreement G – COUNTERFEIT CURRENCY
Not Covered
Not Covered
Insuring Agreement H – STOP PAYMENT
Not Covered
Not Covered
Insuring Agreement I – UNCOLLECTIBLE ITEMS OF DEPOSIT
Not Covered
Not Covered
OPTIONAL COVERAGES ADDED BY RIDER:
Insuring Agreement J – COMPUTER SYSTEMS
Not Covered
Not Covered
Insuring Agreement K – UNAUTHORIZED SIGNATURES
Not Covered
Not Covered
Insuring Agreement L – AUTOMATED PHONE SYSTEMS
Not Covered
Not Covered
Insuring Agreement M – TELEFACSIMILE
Not Covered
Not Covered
If “ Not Covered” is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring
Agreement or Coverage and any other reference thereto in this bond shall be deemed to be deleted therefrom.
Item 4.
Office or Premises Covered – Offices acquired or established subsequent to the effective date of this bond are covered according to the terms of General Agreement A. All other Insured’ s offices or premises in existence at the time this bond becomes effective are covered under this bond except the offices or premises located as follows:
No Exceptions
Item 5.
The Liability of the Underwriter is subject to the terms of the following riders attached hereto:
1-2
Item 6.
The Insured by the acceptance of this bond gives notice to the Underwriter terminating or cancelling prior bond(s)
or policy(ies) No.(s) N/A such termination or cancellation to be effective as of the time this bond becomes effective.
By:
Authorized Representative
6214299
Pennsylvania Avenue Funds
11/21/2006
Pennsylvania Avenue Funds
Pennsylvania Avenue Event Drive Fund
11/21/2006
6214299
Pennsylvania Avenue Funds.
11/21/2006